Exhibit 99.1

GUESS?, INC. ANNOUNCES NEW $175 MILLION ACCELERATED SHARE REPURCHASE PROGRAM

LOS ANGELES, March 21, 2022 - Guess?, Inc. (NYSE: GES) (“the Company”) today announced that it has entered into an accelerated share repurchase agreement (“ASR”) to repurchase $175 million of its common stock.

Carlos Alberini, Chief Executive Officer, commented, “Guess is executing on a clearly defined business transformation strategy that is delivering strong operational performance and solid financial results. As a result of this execution, we are pleased to be able to return significant value to our shareholders, which remains a key priority for our Board. In the last three years, we have repurchased $378 million Guess shares, representing 28% of the Company’s outstanding shares. Executing this $175 million ASR program reflects the Board’s and management’s strong confidence in our business, our solid capital structure and continued growth prospects. Importantly, the ASR program announced today reflects the strong input received through our ongoing engagement with our shareholders.”

Under the ASR, the Company will make a payment of $175 million and will receive an initial delivery of shares of its common stock on March 21, 2022. The final number of shares to be repurchased will be based on the volume-weighted average price of the Company’s common stock during the term of the ASR, less a discount. The final settlement of the ASR is expected to occur by the end of the third quarter of 2022.

Notice Regarding Forward-Looking Statements
Certain matters discussed in this press release, including concerning the share repurchase program and the accelerated share repurchase agreement, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “will,” “priority,” “announce,” “expect,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated.

Factors which may cause actual results in future periods to differ materially from current expectations include, among others: constraints, volatility or disruptions in the capital markets or other factors affecting the amount and timing of share repurchases; the Company’s ability to complete the ASR; the number of shares that will be delivered to the Company under the ASR; whether or not the Company will continue, and the timing of, any open market repurchases; and risks relating to proxy contests and activist investor activity.

In addition to these factors, the economic, technological, managerial, and other risks identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations. The current global economic climate and geopolitical uncertainties may amplify many of these risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Guess?
Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of January 29, 2022, the Company directly operated 1,068 retail stores in the Americas, Europe and Asia. The Company’s partners and distributors operated 563 additional retail stores worldwide. As of January 29, 2022, the Company and its partners and distributors operated in approximately 100 countries worldwide. For more information about the Company, please visit www.guess.com.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”). The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://investors.guess.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended January 29, 2022 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://investors.guess.com.

Contacts
Guess?, Inc.
Fabrice Benarouche
VP, Finance and Investor Relations
(213) 765-5578
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